                                                                    Exhibit 10.2



                              EMPLOYMENT AGREEMENT

                  This Employment Agreement ("Agreement") is made and entered into as of the 17th day of April, 2000 (the "Commencement Date") by and between NETCREATIONS, INC., a New York corporation (the "Company"), and Nicolle Comeforo (hereinafter called the "Executive").

                                 R E C I T A L S

                  A. The Executive desires to be employed as the Vice President of Human Resources of the Company.

                  B. The Company desires to employ the Executive as the Vice President of Human Resources of the Company.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

                  21. EMPLOYMENT.

                      21.1 EMPLOYMENT. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company on the terms and conditions set forth herein.

                      21.2 DUTIES OF EXECUTIVE. During the Term of Employment under this Agreement, the Executive shall serve as the Vice President of Human Resources of the Company, shall diligently perform all services as may be assigned to the Executive by the Chief Executive Officer, the President, and the Chief Operating Officer of the Company and by the Board of Directors (the "Board") of the Company, and shall exercise such power and authority as may from time to time be delegated to the Executive by the Board. Without limiting the generality of the foregoing, the Executive duties shall include, among other things, the following:

o  Create and manage a Human Resources Department within the Company

o Create, with management input, appropriate policies and procedures for effective management of human resources within the Company

o Act as the primary recruiting officer of the Company, managing the process of filling all open positions.

o  Assure that the Company is in compliance with labor laws and regulations.

o Create employee training, retention, motivation, training, compensation and other systems and processes that may be needed.

o  Participate as a member of the senior management team of the Company.

The Executive acknowledges and agrees that the Company may assign some of the foregoing specific duties to other persons as the Company's management team expands, and that such assignments of duties to other persons will not be viewed by the Executive as constituting a diminution in the Executive's office, title, and duties and responsibilities hereunder as long as the Executive's reporting obligations and supervisory role in respect to those functions are not materially changed. The Executive shall devote the Executive's full time and attention to the business and affairs of the Company, render such services to the best of the Executive's ability, and use the Executive's best efforts to promote the interests of the Company. It shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities to the Company in accordance with this Agreement. The Executive's duties will require the Executive's regular presence during normal working hours on business days Monday through Friday at the Company's principal executive offices, currently located at 379 West Broadway, New York, New York, but the Executive's duties will also involve some business travel.

                  22. TERM.

                      22.1 INITIAL TERM. The initial Term of Employment under this Agreement, and the employment of the Executive hereunder, shall commence on the (the "Commencement Date") and shall expire at the close of business on April 17, 2003, unless sooner terminated in accordance with Section 5 hereof (the "Initial Term").

                      22.2 RENEWAL TERMS. At the end of the Initial Term, the Term of Employment automatically shall renew for successive one year terms (subject to earlier termination as provided in Section 5 hereof), unless the Company or the Executive delivers written notice to the other at least 90 days prior to the last day of the Initial Term or any such applicable renewal period (in either case, the "Expiration Date") of its or the Executive's election not to renew the Term of Employment. For purposes of this Agreement, if the Term of Employment expires as a result of the Company delivering written notice to the Executive stating its intention not to renew the Term of the Employment pursuant to this Section 2.2, the Executive shall be treated as if the Executive was terminated by the Company without Cause, in accordance with Section 5.4 hereof, upon the Expiration Date. In addition, if the Term of Employment expires as a result of the Executive delivering written notice to the Company stating the Executive's intention not to renew the Term of Agreement pursuant to this
Section 2.2, the Executive shall be treated as if the Executive had terminated the Executive's employment with the Company without Good Reason, in accordance with Section 5.5(b) hereof, upon the Expiration Date.

                      22.3 TERM OF EMPLOYMENT. The period during which the Executive shall be employed by the Company pursuant to the terms of this Agreement is sometimes referred to in this Agreement as the "Term of Employment."

                  23. COMPENSATION.

                      23.1 BASE SALARY. The Executive shall receive a base salary at the annual rate (prorated for any applicable period of less than one year) of One Hundred and Thirty-Five Thousand Dollars ($135,000) (the "Base Salary") during the Term of Employment, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board, be increased (but not decreased) at any time or from time to time

                      3.2 BONUSES. During the term of this Agreement, the Executive shall be eligible to receive performance and annual incentive awards (the "Bonuses") of up to a maximum potential limit of Sixty-Five Thousand Dollars ($65,000) per annum as described below. Bonuses shall be reviewed, at least annually, for merit increases and, by action and in the discretion of the Board, the limit on the potential size of Bonuses can be increased, but not decreased, at any time or from time to time.

                      Each period for which Bonuses are payable is sometimes hereinafter referred to as a Bonus Period. Unless otherwise specified by the Board, the Bonus Period shall be the designated fiscal year or fiscal quarter of the Company. The amount of the Bonuses that may be awarded for any period, if any, shall be determined prior to the commencement of the relevant Bonus Period by the Board, in its sole and absolute discretion. However, any bonus plan for the Executive shall be predicated on the establishment of quarterly goals, referred to as Key Initiatives, to be mutually developed and signed-off on between the Executive and the Company's Board/Representative of the Company prior to and/or adjusted during a quarter. Key Initiatives will comprise, among other things, revenues and pretax income goals. For purposes of this Agreement, the term "Representative of the Company"" means the Company's Chief Executive Officer. All Bonuses shall be payable to the Executive quarterly in cash and/or to the extent determined by the Board and agreed upon by the Executive, with common stock ("Common Stock") of the Company by no later than ten (10) business days after the Company has completed its financial statements, approved by the Company's Chief Financial Officer and its Chief Executive Officer, for the preceding fiscal period. Bonuses shall be subject to proration for periods of less than one quarter. Any bonuses payable pursuant to this Section 3.2 are sometimes hereinafter referred to as "Incentive Compensation."

                  24. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                      24.1 REIMBURSEMENT OF EXPENSES. Upon the submission of proper substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company.

                      The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

                      24.2 COMPENSATION/BENEFIT PROGRAMS. During the term of Employment, the Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans applicable to the Company's senior executives generally, and any and all other plans as are presently and hereinafter offered by the Company generally to its executives, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans.

                      24.3 TRANSPORTATION ALLOWANCE. The Executive will not be entitled to reimbursement for his expenses in commuting to and from the Company's offices.

                      24.4 STOCK OPTIONS.

                          a. During the Term of Employment, the Executive shall
be eligible to be granted options (the "Stock Options") to purchase the Common Stock of the Company under (and therefore subject to) all terms and conditions of the Company's Stock Option Plan. The number of Stock Options and terms and conditions of the Stock Options shall be determined by the Committee appointed pursuant to the Stock Option Plan, or by the Board of Directors of the Company, in its discretion and pursuant to the Stock Option Plan.

                          b. Reasonably promptly following the date of this
Agreement, the Company shall grant to the Executive Stock Options, intended to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, to purchase the number of shares of the Company's Common Stock which will constitute 85,000 shares of the Company's outstanding Common Stock. All of the Stock Options referred to in this paragraph (b) shall have certain characteristics:

                             (i) the Stock Options shall vest as follows for so
long as the Executive is continuously employed by the Company as its Vice President of Human Resources: 16.667% of the Stock Options shall vest on October 17, 2000, and the balance of the Stock Options shall vest thereafter in 8.334% increments on each quarterly anniversary of that date until the entire 85,000 options have vested, in each case subject to continued employment by the Company;

                             (ii) subject to clause (vii) below, the Stock
Options shall be exercisable from and after the date upon which the Stock Options vest through the close of business on April 17, 2005 at an initial exercise price of $22 per share;

                             (iii) the Stock Options shall be on such other
terms and conditions as may be set forth in the instrument granting the Stock Options, including without limitation the provisions concerning termination of unvested Stock Options;

                             (iv) the option agreement shall provide that the
shares of common stock underlying those Stock Options shall be registered in the first registration statement on Form S-8 or other form of registration statement filed by the Company with the Securities Exchange Commission for the purpose of registering options or other securities issued to executives or other employees of the Company in their respective capacities as executive or employees of (rather than shareholders of or investors in) the Company;

                             (v) the option agreement shall include certain
anti-dilution provisions customary in options granted by the Company;

                             (vi) the Stock Options may not be hypothecated or
pledged, and may not be sold, transferred or otherwise disposed of (except by exercise in accordance with the terms of the option agreement) other than through transfer by will or the laws of descent and distribution, and during the lifetime of the Executive the Stock Options shall be exercisable only by the Executive; and

                             (vii) the Stock Options shall not be exercisable at
any time unless the Executive has executed a written instrument, reasonably satisfactory to the Executive and to the Company evidencing (a) the Executive's investment intent and customary investment representations to substantiate compliance with applicable securities laws, and (b) the Executive's agreement that the sale, transfer, or other disposition of the shares shall be subject to applicable securities law restrictions and applicable restrictions under this Agreement and the option agreement, and that the certificates evidencing the shares shall be legended to reflect the same. c.

                      24.5 VACATION BENEFITS. The Executive shall be entitled to four (4) weeks of vacation time each calendar year during the term of this Agreement, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall interfere with the duties required to be rendered by the Executive hereunder. Notwithstanding the foregoing, in view of the Company's current circumstances the Executive will not
(i) take more than one week of vacation time in any 30-day period unless otherwise mutually agreed with the Chief Executive Officer of the Company.

                      24.6 OTHER BENEFITS. The Executive shall receive such additional benefits, if any, as the Board of the Company shall from time to time determine.

                  25. TERMINATION.

                      25.1 TERMINATION FOR CAUSE. The Company shall at all times have the right, upon written notice (which shall describe in general terms the basis for dismissal per this Section) to the Executive, to terminate the Term of Employment, for Cause. For purposes of this Agreement, the term "Cause" shall mean (i) an action or omission of the Executive which constitutes a willful and material breach of, or failure or refusal (other than by reason of the Executive's disability) to perform the Executive's duties under, this Agreement which is not cured within fifteen (15) days after receipt by the Executive of written notice of same if such action or omission is capable of being so cured,
(ii) habitual insobriety or use of controlled substances (other than under the supervision of a licensed physician); (iii) habitual absenteeism; (iv) fraud, non-disclosed self-dealing, embezzlement or misappropriation of funds or property or breach of trust in connection with the Executive's services hereunder, (v) conviction of a felony or conviction of any other crime or misdemeanor involving moral turpitude; or (vi) gross negligence in connection with the performance of the Executive's duties hereunder, which is not cured, to the extent that the same is curable, within fifteen (15) days after receipt by the Executive of written notice of same. Upon any termination pursuant to this
Section 5.1, the Company shall pay to the Executive the Executive's Base Salary to the date of termination. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

                      25.2 DISABILITY. The Company shall at all times have the right, upon written notice to the Executive, to terminate the Term of Employment, if the Executive shall as the result of mental or physical incapacity, illness or disability, become unable to perform the Executive's obligations hereunder for a total of 180 days in any 12-month period. The Company shall rely upon a certification performed by the Company's disability insurer or by a physician jointly chosen by the Executive's doctor and the Company's doctor to determine whether the Executive continues to be disabled provided that if the Executive does not submit to examination by a licensed medical doctor for such purpose (if requested by the Company) then the Company may terminate the Executive's employment if the Executive shall become entitled to benefits under the Company's disability plan as then in effect. Upon any termination pursuant to this Section 5.2, the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Executive the Executive's accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of termination of the Executive's employment with the Company, (iii) continue to pay the Executive through the date which is six (6) months after the termination but no later than the Expiration Date) (the "Continuation Period"), an amount equal to the Base Salary the Executive was receiving at the time of the Executive's Disability, such amount to be paid in the manner and at such times as the Base Salary otherwise would have been payable to the Executive, and
(iv) continue to pay the Executive Incentive Compensation and continue to provide the Executive with the benefits the Executive was receiving under
Section 4.2 hereof (the "Benefits") through the Continuation Period (to the extent permitted under the terms of applicable insurance and other benefit programs of the Company then in affect and covering the Executive, and provided further that the Company shall not take any affirmative action from the time of giving notice of termination to the Executive through the end of the Continuation Period which would cause the relevant insurance and other benefits available to the Executive to be reduced or eliminated) following the termination of the Executive's employment with the Company, in the manner and at such times as the compensation or Benefits otherwise would have been payable or provided to the Executive, provided that the amounts payable to the Executive pursuant to the foregoing clauses (i) through (iv) shall be reduced by the amount actually paid to the Executive pursuant to the disability insurance referred to in Section 4.2 hereof. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of
Section 4.1).

                      25.3 DEATH. Upon the death of the Executive during the Term of Employment, the Company shall (i) pay to the estate of the deceased Executive any unpaid Base Salary through the Executive's date of death, (ii) pay to the estate of the deceased Executive the Executive's accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the Executive's date of death, (iii) continue to pay to the estate of the deceased Executive the Base Salary the Executive was receiving prior to the Executive's death under Section 3.1 hereof through the Continuation Period following the Executive's death, in the manner and at such times as the Base Salary otherwise would have been payable to the Executive, and (iv) continue to pay to the estate of the deceased Executive Incentive Compensation through the Continuation Period following the termination of the Executive's employment with the Company, in the manner and at such times as the compensation would have been payable or provided to the Executive. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death, subject, however to the provisions of Section 4.1).

                      25.4 TERMINATION WITHOUT CAUSE. At any time the Company shall have the right to terminate the Executive's employment hereunder without Cause by written notice to the Executive. Upon any termination pursuant to this
Section 5.4, the Company shall (i) pay to the Executive any unpaid Base Salary through the effective date of termination specified in such notice, (ii) pay to the Executive the accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of the termination of the Executive's employment with the Company, and a prorated portion of the Bonus earned, if any, for the quarterly Bonus Period, if any, in which the termination occurs, (iii) continue to pay the Executive's Base Salary and Incentive Compensation through the Continuation Period, in the manner and at such time as the Base Salary and Incentive Compensation otherwise would have been payable to the Executive, and
(iv) continue to provide the Executive with the Benefits the Executive was receiving under Section 4.2 hereof (to the extent permitted under the terms of applicable insurance and other benefit programs of the Company then in affect and covering the Executive, and provided further that the Company shall not take any affirmative action from the time of giving notice of termination to the Executive through the end of the Continuation Period which would cause the relevant insurance and other benefits available to the Executive to be reduced or eliminated) during the Continuation Period, in the manner and at such times as the Benefits otherwise would have been payable or provided to the Executive. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

                      25.5 TERMINATION BY EXECUTIVE.

                          a. The Executive shall at all times have the right,
upon ninety (90) days written notice to the Company, to terminate the Term of Employment.

                          b. Upon termination of the Term of Employment pursuant
to this Section 5.5 (that is not a termination under Section 5.6) by the Executive without Good Reason, the Company shall pay to the Executive any unpaid Base Salary and accrued Incentive Compensation through the effective date of termination specified in such notice. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

                          c. Upon termination of the Term of Employment pursuant
to this Section 5.5 (that is not a termination under Section 5.6) by the Executive for Good Reason, the Company shall pay to the Executive the same amounts that would have been payable by the Company to the Executive under
Section 5.4 of this Agreement if the Term of Employment had been terminated by the Company without Cause. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

                          d. For purposes of this Agreement, "Good Reason" shall
mean any of the following:

                             (i) the assignment to the Executive of any material
duties inconsistent in any material respect with the Executive's duties as defined hereunder or any other action by the Company which results in a material diminution in the Executive's position, authority, duties or responsibilities from those contemplated by Section 1.2 of this Agreement, which is not remedied by the Company within fifteen (15) days after receipt of written notice from the Executive of the same, excluding for this purpose any isolated, insubstantial and inadvertent action not taken in bad faith;

                             (ii) any material failure by the Company to comply
with any of the provisions of Article 3 of this Agreement which is not remedied by the Company within fifteen (15) days after receipt of written notice thereof given by the Executive, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                             (iii) the Company's requiring the Executive to be
based at any office or location more than 60 miles outside of New York City, NY, except for business trips reasonably required in the performance of the Executive's responsibilities; or

                             (iv) any purported termination by the Company of
the Executive's employment otherwise than pursuant to Sections 5.1 - 5.4 of this Agreement.

                      25.6 CHANGE IN CONTROL OF THE COMPANY.

                          a. Unless otherwise provided in this Agreement, in the
event that a Change in Control (as defined in paragraph (b) of this Section 5.6) in the Company shall occur during the Term of Employment, and prior to the first anniversary of the date of the Change in Control, either (x) the Term of Employment is terminated by the Company without Cause, pursuant to Section 5.4 hereof or (y) the Executive terminates the Term of Employment for Good Reason pursuant to Section 5.5(c) hereof, the Company shall (1) pay to the Executive any unpaid Base Salary through the effective date of termination, (2) pay to the Executive the Incentive Compensation, if any, not yet paid to the Executive for any Bonus Period prior to such termination, at such time as the Incentive Compensation otherwise would have been payable to the Executive, and (3) pay to the Executive in a lump sum payment an amount equal to the amount of the Executive's Base Salary for the six (6) months preceding such termination. If, during the Term of Employment, any Change in Control should occur and, prior to the first anniversary of the date of the Change in Control, either (x) the Term of Employment is terminated by the Company without Cause, pursuant to Section
5.4 hereof or (y) the Executive terminates the Term of Employment for Good Reason pursuant to Section 5.5(c) hereof, the Executive's unvested Stock Options shall be vested and become immediately exercisable. In addition, if a Change in Control transaction shall occur in which the Company is not the surviving entity and the acquiror does not agree to assume the obligations represented by the Stock Option rights of the Executive on or prior to the closing of the Change in Control transaction on such terms and conditions as shall be reasonably satisfactory to the Company, then the Executive's unvested Stock Options shall be vested and become immediately exercisable immediately prior to the consummation of the closing of such Change in Control transaction so as to permit the Executive to dispose of the shares of common stock underlying such Stock Options in that Change in Control transaction on substantially the same terms and conditions as are applicable to shareholders of the Company generally. If any of the Executive's Stock Options shall vest according to the applicable vesting schedule, the options which shall have vested after any such Change in Control shall continue to be exercisable for a period of three months from the date of any termination of the Executive's employment by the Company following such Change in Control. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

                          b. For purposes of this Agreement, the term "Change in
Control" shall mean:

                             (i) Approval by the shareholders of the Company of
(x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                             (ii) Individuals who, as of the Commencement Date
of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Commencement Date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                             (iii) the acquisition by any person, entity or
"group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 30% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company, (2) any person, entity or "group" that as of the Commencement Date of this Agreement owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest, (3) Rosalind Resnick and/or Ryan Scott Druckenmiller or their respective affiliates, or (4) any employee benefit plan of the Company.

                          c. Notwithstanding the foregoing, the term "Change in
Control" shall NOT include any transaction, event or circumstance as a result of which or after which Rosalind Resnick, Ryan Scott Druckenmiller, and their respective affiliates continue to own, in the aggregate, the largest percentage of shares of the Company owned by any shareholder of the Company.

                      25.7 RESIGNATION. Upon any termination of employment pursuant to this Article 5, the Executive shall be deemed to have resigned as an officer, and if the Executive was then serving as a director of the Company, as a director, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter to the Board.

                      25.8 SURVIVAL. The provisions of this Article 5 shall survive the termination of this Agreement, as applicable.

                  26. RESTRICTIVE COVENANTS.

                      26.1 NON-COMPETITION. At all times while the Executive is employed by the Company and for a one (1) year period after the termination of the Executive's employment with the Company for any reason (other than (a) termination by the Company without Cause or (b) termination by the Executive for Good Reason (as defined in Section 5.5(d) hereof) or (c) termination by the Company prior to the first anniversary of a Change in Control other than for Cause), the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly engages in competition with the Company (for this purpose, any business unit or division that provides e-mail marketing services to third parties for compensation and derives more than five percent (5%) of the division's or unit's revenues from those activities shall be deemed to be in competition with the Company); provided that such provision shall not apply to the Executive's ownership of Common Stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the Nasdaq, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than one percent (1%) of any class of capital stock of such corporation.

                      26.2 NONDISCLOSURE. The Executive shall not during the Executive's employment under this Agreement or after the termination of such employment divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through the Executive's employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof (up to the date of termination of the Executive's employment pursuant to this Agreement), and whose existence or significance or utility in respect of the Company or its business is not generally known. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law or in the valid performance of the Executive's duties.

                      26.3 NONSOLICITATION OF EMPLOYEES AND CLIENTS. At all times while the Executive is employed by the Company and for a one (1) year period after the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, for the Executive or for any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, until a period of at least six (6) months has elapsed from the date of termination of the employment of such person with the Company, and/or (b) call on or solicit any of the actual or targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, while the Executive is employed by the company, or in connection with any email direct marketing business for a one-year period after the termination of the executive's employment, nor shall the Executive make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers, other than in connection with the performance of the Executive's duties under this Agreement.

                      26.4 OWNERSHIP OF DEVELOPMENTS. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by the Executive during the course of performing work for the Company or its clients (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assigns at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

                      26.5 BOOKS AND RECORDS. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time, upon which the Executive shall not retain any copies of the same in any media whatsoever.

                      26.6 DEFINITION OF COMPANY. Solely for purposes of this
Article 6, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

                      26.7 ACKNOWLEDGMENT BY EXECUTIVE. The Executive acknowledges and confirms that (a) the restrictive covenants contained in this
Article 6 are reasonable and necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Article 6 (including without limitation the length of the term of the provisions of this Article 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that the Executive's full, uninhibited and faithful observance of each of the covenants contained in this Article 6 will not cause the Executive any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair the Executive's ability to obtain employment commensurate with the Executive's abilities and on terms fully acceptable to the Executive or otherwise to obtain income required for the comfortable support of the Executive and the Executive's family and the satisfaction of the needs of the Executive's creditors. The Executive acknowledges and confirms that the Executive's special knowledge of the business of the Company is such as would cause the Company serious injury or loss if the Executive were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article 6. The Executive further acknowledges that the restrictions contained in this
Article 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company and its successors and assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

                      26.8 REFORMATION BY COURT. In the event that a court of competent jurisdiction shall determine that any provision of this Article 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

                      26.9 EXTENSION OF TIME. If the Executive shall be in violation of any provision of this Article 6, then each time limitation set forth in this Article 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Article 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

                      26.10 SURVIVAL. The provisions of this Article 6 shall survive the termination of this Agreement, as applicable.

                  27. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Article 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled, without the necessity of proving damages or posting a bond, to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 6 of this Agreement by the Executive or any of the Executive's affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess. If the Company should fail to obtain any injunction when the Company seeks an injunction pursuant to this Section (other than due to the fact that the parties reach a settlement or the Executive ceases the activities complained of by the Company without need of an injunction), then the Company shall reimburse the Executive for the Executive's reasonable attorney's fees and expenses pertaining to the proceedings to seek the injunction.

                  28. MEDIATION. In the event a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties hereby agree first to attempt in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Employment Mediation Rules before resorting to arbitration as set forth in Section 8 below. Notwithstanding the foregoing, (i) the Company has the right to seek an injunction under Section 7 hereof, and (ii) either party may seek an injunction or entry of judgment on an arbitration award under
Section 9 of this Agreement. The cost and expenses of mediators (but not the fees and expenses of any counsel or other professional representing any party other than the Company) shall be borne by the Company. If any dispute is settled by mediation pursuant to this Section and the Company fails to achieve any decision in its favor, then the Company shall reimburse the Executive for the Executive's reasonable attorneys' fees and expenses pertaining to the mediation proceedings.

                  29. ARBITRATION. In the event that mediation pursuant to
Section 8 of this Agreement has failed after thirty (30) days or the parties to this Agreement both agree not to mediate, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in New York County, New York, in accordance with the Rules of the American Arbitration Association then in effect with respect to arbitration of commercial matters (except to the extent that the procedures outlined below differ from such rules). Within ten (10) days after written notice by either party has been given that a dispute exists and that arbitration is required, each party must select an arbitrator and those two arbitrators shall promptly, but in no event later than ten (10) days after their selection, select a third arbitrator. The parties agree to act as expeditiously as possible to select arbitrators and conclude the dispute. The selected arbitrators must render their decision in writing. The cost and expenses of the arbitrators (but not the fees and expenses of any counsel or other professional representing any party other than the Company) shall be borne by the Company. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Pursuit of an injunction shall not impair arbitration on all remaining issues. If any dispute is settled by arbitration pursuant to this Section and the Company fails to achieve any decision in its favor, then the Company shall reimburse the Executive for the Executive's reasonable attorneys' fees and expenses pertaining to the arbitration proceedings.

                  30. ASSIGNMENT. Neither party shall have the right to assign or delegate their rights or obligations hereunder, or any portion thereof, to any other person, except that the rights of the Company may be assigned by the Company to any person or entity acquiring a substantial portion of the Company's assets or to any successor of the Company.

                  31. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  32. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Executive and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Executive.

                  33. NOTICES: All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to NetCreations, Inc., 379 West Broadway, Suite 202, New York, New York 10012, attention: Chief Executive Officer, with a copy to Greenberg Traurig, Met Life Building, 200 Park Avenue, 15th Floor, New York, New York 10166, Attention: Andrew J. Cosentino, Esq.; and
(ii) if to the Executive, to the Executive's address as reflected on the payroll records of the Company, or to such other address as either party hereto may from time to time give notice of to the other.

                  34. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, and successors, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

                  35. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

                  36. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

                  37. DAMAGES. Subject to compliance with Sections 7, 8 and 9 of this Agreement, to the extent applicable, nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or the Executive's breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

                  38. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  39. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person any rights or remedies under or by reason of this Agreement, other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, and successors, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

                  40. INDEMNIFICATION.

                          a. The Company shall indemnify and hold harmless the
Executive to the fullest extent permitted by law from and against any and all claims, damages, expenses (including reasonable attorneys' fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by the Executive in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the Executive was or is a party or is threatened to be made a party by reason of the fact that the Executive is or was an officer, employee or agent of the Company, or by reason of anything done or not done by the Executive in any such capacity or capacities, provided that the Executive acted in good faith, in a manner that was not grossly negligent and did not constitute willful misconduct and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Executive's conduct was unlawful. The Company also shall pay any and all reasonable expenses (including attorney's fees) incurred by the Executive as a result of the Executive being called as a witness in connection with any matter involving the Company and/or any of its officers or directors (other than an action or suit by the Company against the Executive).

                          b. The Company shall pay any reasonable expenses
(including attorneys' fees), judgments, penalties, fines, settlements, and other liabilities incurred by the Executive in investigating, defending, settling or appealing any action, suit or proceeding described in this Section 20 (other than an action or proceeding by the Company against the Executive) in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Executive, but in no event later than ten (10) days following the Executive's delivery to the Company of a written request for an advance pursuant to this Section 20, together with a reasonable accounting of such expenses.

                          c. The Executive hereby undertakes and agrees to repay
to the Company any advances made pursuant to this Section 20 if and to the extent that it shall ultimately be agreed by the parties or determined by a court that the Executive is not entitled to be indemnified by the Company for such amounts.

                          d. The Company shall make the advances contemplated by
this Section 20 regardless of the Executive's financial ability to make repayment, and regardless of whether indemnification of the Indemnitee by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this Section 20 shall be unsecured and interest-free.

                          e. The provisions of this Section 20 shall survive the
termination of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.





                               COMPANY:

                               NETCREATIONS, INC.

                               By: /s/ Rosalind B. Resnick
                                   -------------------------
                               Name: Rosalind B. Resnick

                               Title: Chief Executive Officer, Chairman of the
                                      Board of Directors, and Treasurer



                               EXECUTIVE:

                               By: /s/ Nicole Comeforo
                                   ---------------------
                                   Nicole Comeforo, individually